As filed with the Securities and Exchange Commission on August 11, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Equity Bancshares, Inc.

(Exact Name of Registrant as Specified in its Charter)

Kansas	72-1532188
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7701 East Kellogg Drive, Suite 300

Wichita, Kansas 67207

(316) 612-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brett A. Reber

General Counsel

Equity Bancshares, Inc.

7701 East Kellogg Drive, Suite 300

Wichita, Kansas 67207

(316) 612-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael G. Keeley, Esq.

Blake H. Redwine, Esq.

Norton Rose Fulbright US LLP

2200 Ross Avenue, Suite 3600

Dallas, Texas 75201-7932

(214) 855-3906

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

1,729,783 Shares

Class A Common Stock

This prospectus relates to the offer and sale, from time to time, in one or more offerings, by the selling stockholder (including its donees, pledgees, transferees or other successors-in-interest) named herein (the “Selling Stockholder”) of up to 1,729,783 shares of our Class A Common Stock, par value 0.01 per share (“Class A Common Stock”), of Equity Bancshares, Inc. (the “Company,” “we,” “us” or “our”). The Selling Stockholder acquired these shares pursuant to the Agreement and Plan of Reorganization, dated as of April 2, 2025 (the “Reorganization Agreement”), by and among the Company, Red River Merger Sub, Inc. (“Merger Sub”), an Oklahoma corporation and wholly owned subsidiary of the Company, and NBC Corp. of Oklahoma (“NBC”), an Oklahoma corporation. We will not receive any of the proceeds from the sale of shares by the Selling Stockholder under this prospectus.

All of the shares offered by this prospectus are being sold by the Selling Stockholder. It is anticipated that the Selling Stockholder will sell the shares from time to time in one or more transactions, in negotiated transactions or otherwise, at prevailing market prices or at prices otherwise negotiated. The Selling Stockholder may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis. We do not know when or in what amounts the Selling Stockholder may offer the shares for sale. The Selling Stockholder might not sell all of the shares offered by this prospectus. For more information regarding the Selling Stockholder and the times and manner in which it may offer or sell the shares, see “Selling Stockholder” or “Plan of Distribution.”

We are registering these aggregate 1,729,783 shares of our Class A Common Stock for sale by the Selling Stockholder (including their donees, pledgees, transferees or other successors-in-interest) pursuant to a Registration Rights Agreement, dated as of July 2, 2025 (the “Registration Rights Agreement”). The shares of Class A Common Stock being registered hereby consist of outstanding shares of our Class A Common Stock held by the Selling Stockholder as of the date of this prospectus.

Our Class A Common Stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “EQBK.” On August 6, 2025, the last reported sale price of our Class A Common Stock as reported by the NYSE was $36.59 per share. You are encouraged to obtain current quotations of the price of our Class A Common Stock.

Investing in our securities involves risks. You should refer to the section entitled “Risk Factors” on page 9 of this prospectus, as well as the risk factors included in the applicable prospectus supplement and certain of our periodic reports and other information that we file with the Securities and Exchange Commission, and carefully consider that information before buying our securities.

These securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated August 11, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process.

By using a shelf registration statement, the Selling Stockholder (including their donees, pledgees, transferees or other successors-in-interest) named in this prospectus may, from time to time, sell up to an aggregate of 1,729,783 shares of Class A Common Stock in one or more offerings as described in this prospectus, subject to any appropriate adjustment as a result of any stock dividend, stock split or distribution, or in connection with a combination of shares, and any security into which such shares of Class A Common Stock shall have been converted or exchanged in connection with a recapitalization, reorganization, reclassification, merger, consolidation, exchange, distribution or otherwise.

We may amend or supplement this prospectus from time to time, as required, by filing amendments or supplements to this prospectus with the SEC. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any prospectus supplement, amendment or free writing prospectus may add, update or change information contained in this prospectus with respect to the offering of our Class A Common Stock. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, amendment or free writing prospectus, you should rely on the prospectus supplement, amendment or free writing prospectus, as applicable. Before purchasing any Class A Common Stock, you should carefully read both this prospectus and any applicable prospectus supplement, amendment or free writing prospectus, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Neither we nor the Selling Stockholder have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus and any applicable prospectus supplement, amendment or free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the Selling Stockholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholder will make an offer to sell the Class A Common Stock in any jurisdiction where such offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement, amendment or free writing prospectus is accurate only as of its respective date, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any applicable prospectus supplement, amendment or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any applicable prospectus supplement, amendment or free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus and any applicable prospectus supplement, amendment or free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information. This prospectus contains, or incorporates by reference, and any prospectus supplement or any applicable free writing prospectus may contain, certain forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

In this prospectus, the terms “Company,” “we,” “us,” and “our” refer to Equity Bancshares, Inc. References in this prospectus to the “Bank” mean Equity Bank.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the securities covered by this prospectus. The registration statement, including the attached exhibits and schedules included or incorporated by reference in the registration statement, contains additional relevant information about us and the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that form a part of the registration statement for a copy of the contract or other document.

We also file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The SEC maintains a website that contains reports, proxy and information statements and other information about issuers who file electronically with the SEC. The address of that site is http://www.sec.gov. General information about us, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at investor.equitybank.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or other securities filings of us and is not a part of these filings.

Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in those documents. You may obtain documents incorporated by reference in this prospectus by visiting our website referenced above or requesting them in writing or by telephone from us at the following address:

Equity Bancshares, Inc.

7701 East Kellogg Drive, Suite 300

Wichita, Kansas 67207

Attn: Investor Relations

Telephone: (316) 612-6000

We have not authorized anyone to give any information or make any representation about us or the offering that is different from, or in addition to, that contained in this prospectus or in any of the materials that have been incorporated by reference into this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. The information contained herein speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file later with the SEC automatically will update and supersede information contained in this prospectus.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (File No. 001-37624). These documents contain important information about us:

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Commission on March 7, 2025;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 13, 2025;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, filed with the Commission on May 9, 2025 and August 8, 2025, respectively;

•

our Current Reports on Form 8-K filed with the Commission on February 7, 2025, February  11, 2025, March  20, 2025, April  3, 2025, April  24, 2025, May  22, 2025, June  6, 2025, July  8, 2025 and July 18, 2025 (excluding any portions thereof which are deemed “furnished” rather than filed with the Commission);

•	all other reports of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

•

the description of the our Class A Common Stock, par value $0.01 per share, contained in our Registration Statement on Form 8-A filed with the Commission on May 18, 2023 (including any amendments or reports filed for the purpose of updating such description).

We incorporate by reference any additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC), from the date of the registration statement of which this prospectus is a part until the termination of the offering of the securities. These documents may include annual, quarterly and current reports, as well as proxy statements. Any material that we later file with the SEC will automatically update and supersede, where appropriate, the information previously filed with the SEC. These documents are available to you without charge. See “Where You Can Find More Information” on page 2 of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information presented herein and in other documents filed with or furnished to the SEC, in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K.

There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following:

•

external economic and/or market factors, such as changes in monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System, or the Federal Reserve, inflation or deflation, changes in the demand for loans, and fluctuations in consumer spending, borrowing and savings habits which may have an adverse impact on our financial condition;

•	losses resulting from a decline in the credit quality of the assets that we hold;

•	the occurrence of various events that negatively impact the real estate market, since a significant portion of our loan portfolio is secured by real estate;

•

inaccuracies or changes in the appraised value of real estate securing the loans we originate that could lead to losses if the real estate collateral is later foreclosed upon and sold at a price lower than the appraised value;

•	the loss of our largest loan and depositor relationships;

•	limitations on our ability to lend and to mitigate the risks associated with our lending activities as a result of our size and capital position;

•	differences in our realized losses as compared to historical loss experience adjusted for quantitative and qualitative factors reflected in our calculation of the allowance for credit losses;

•	inadequacies in our allowance for credit losses which could require us to take a charge to earnings and thereby adversely affect our financial condition;

•	interest rate fluctuations which could have an adverse effect on our profitability;

•	an economic downturn, especially one affecting our core market areas;

•	the effects of a pandemic or other widespread public health emergencies;

•	the costs of integrating the businesses we acquire, which may be greater than expected;

•	the departure of key members of our management personnel or our inability to hire qualified management personnel;

•	challenges arising from unsuccessful attempts to expand into new geographic markets, products, or services;

•	a lack of liquidity resulting from decreased loan repayment rates, lower deposit balances, or other factors;

•	inaccuracies in our assumptions about future events which could result in material differences between our financial projections and actual financial performance;

•	an inability to keep pace with the rate of technological advances due to a lack of resources to invest in new technologies;

•	disruptions, security breaches, or other adverse events, failures or interruptions in, or attacks on, our information technology systems;

•	unauthorized access to nonpublic personal information of our customers, which could expose us to litigation or reputational harm;

•	disruptions, security breaches, or other adverse events affecting the third-party vendors who perform several of our critical processing functions;

•	required implementation of new accounting standards that significantly change our existing recognition practices;

•	additional regulatory requirements and restrictions on our business, which could impose additional costs on us;

•	an increase in FDIC deposit insurance assessments, which could adversely affect our earnings;

•	increased capital requirements imposed by banking regulators, which may require us to raise capital at a time when capital is not available on favorable terms or at all;

•	restraints on the ability of Equity Bank to pay dividends to us, which could limit our liquidity;

•	a failure in the internal controls we have implemented to address the risks inherent to the banking industry;

•	continued or increasing competition from other financial institutions, credit unions, and non-bank financial services companies, many of which are subject to different regulations than we are;

•	costs arising from the environmental risks associated with making loans secured by real estate;

•	the occurrence of adverse weather or man-made events, which could negatively affect our core markets or disrupt our operations;

•	the effects of new federal tax laws or tariffs, or changes to existing federal tax laws or tariffs;

•	the obligations associated with being a public company;

•

effect of pending and future litigation, including the results of the overdraft fee litigation against the Company that is described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024; and

•	other factors that are discussed under “Risk Factors” beginning on page 9 of this prospectus.

The foregoing factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included in this prospectus. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date when it is made and we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time and it is not possible for us to predict those events or how they may affect us. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us and the terms of the securities we may offer, you should read carefully this entire prospectus, including the “Risk Factors” section beginning on page 9, the applicable prospectus supplement for the securities being offered and the other documents we refer to and incorporate by reference. In particular, we incorporate important business and financial information into this prospectus by reference.

Business Overview

The following is a brief summary of our business. It does not contain all of the information that may be important to you. Before you decide to purchase any of the securities, you should carefully review this entire prospectus and any prospectus supplement, along with any other information we refer to in, or incorporate by reference into, this prospectus and any prospectus supplement.

We are a financial holding company headquartered in Wichita, Kansas. Our wholly-owned banking subsidiary, the Bank, provides a broad range of financial services primarily to businesses and business owners as well as individuals through the Bank’s network of 71 branches located in Arkansas, Kansas, Missouri, and Oklahoma. As of June 30, 2025, we had, on a consolidated basis, total assets of $5.37 billion, total deposits of $4.23 billion, total loans (net of allowances) of $3.56 billion and total stockholders’ equity of $635.6 million.

Our principal objective is to increase stockholder value and generate consistent earnings growth by expanding our commercial banking franchise both organically and through strategic acquisitions. We strive to provide an enhanced banking experience for our customers by providing them with a comprehensive suite of sophisticated banking products and services tailored to meet their needs while delivering the high-quality relationship-based customer service of a community bank.

Corporate Information

Our principal office is located at 7701 East Kellogg Drive, Suite 300, Wichita, Kansas 67207, and our telephone number at that location is (316) 612-6000. Our website is www.equitybank.com. References to our website are not intended to be active links and the information on such websites is not, and you may not consider that information to be, a part of this prospectus.

Merger with NBC

On July 2, 2025, the Company completed its merger (the “Merger”) with NBC Corp. of Oklahoma (“NBC”), pursuant to the Agreement and Plan of Reorganization, dated April 2, 2025 (the “Agreement”), by and among the Company, Red River Merger Sub, Inc., and NBC. In connection with the closing of the Merger, the Company issued 1,729,783 shares of its Class A Common Stock as merger consideration and entered into a Registration Rights Agreement (the “Registration Rights Agreement”) between the Company and each of the former shareholders of NBC, which rights and shares of Class A Common Stock were subsequently assigned to the Selling Stockholder. We are registering the 1,729,783 shares of our Class A Common Stock for sale by the Selling Stockholder (including their donees, pledgees, transferees or other successors-in-interest) pursuant to a Registration Rights Agreement.

The Offering

Class A Common Stock offered by the Selling Stockholder:	1,729,783 shares.

Use of proceeds:	We will not receive any proceeds from the sale of the Class A Common Stock by the Selling Stockholder.

Listing:	Our shares of Class A Common Stock are listed on NYSE under the symbol “EQBK.”

RISK FACTORS

An investment in our Class A Common Stock offered pursuant to this prospectus and any applicable prospectus supplement, amendment or free writing prospectus involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained in or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement, amendment or free writing prospectus before acquiring any shares of our Class A Common Stock. The occurrence of any of these risks might cause you to lose all or part of your investment in our Class A Common Stock.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the securities offered by this prospectus. All of the proceeds from the sale of the Class A Common Stock pursuant to this prospectus will be for the account of the Selling Stockholder. See “Selling Stockholder.”

The Selling Stockholder will pay any underwriting fees, discounts and commissions attributable to the sale of the Securities and any similar expenses it incurs in disposing of the Securities. Pursuant to the terms of the Registration Rights Agreement, we will bear all costs, fees and expenses incurred in effecting the registration of the Securities covered by this prospectus. These may include, without limitation, all registration and filing fees, printing fees and fees and expenses of our legal counsel and accountants in connection with the registration of the Securities covered by this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following discussion summarizes some of the important rights of our stockholders. This discussion does not purport to be a complete description of these rights and may not contain all of the information regarding our capital stock that is important to you. These rights can be determined in full only by reference to federal and state banking laws and regulations, the Kansas General Corporation Code, applicable law and our Articles of Incorporation and Bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

General

We are incorporated in the State of Kansas. The rights of our stockholders are generally governed by Kansas law, our Second Amended and Restated Articles of Incorporation (“Articles of Incorporation”) and our Amended and Restated Bylaws (“Bylaws”). The terms of our common stock are therefore subject to Kansas law and federal law governing bank holding companies.

The following description of our Class A Common Stock is a summary and is subject to, and is qualified in its entirety by reference to, the provisions of our Articles of Incorporation and our Bylaws. For more detailed information about the rights of our Class A Common Stock, you should refer to our Articles of Incorporation, Bylaws and the applicable provisions of Kansas law for additional information.

Authorized Capital Stock

We are authorized to issue (i) 50,000,000 shares of common stock, par value $0.01 per share, of which (a) 45,000,000 shares are designated as Class A Common Stock, and (b) 5,000,000 shares are designated as Class B Non-Voting common stock (“Class B Common Stock”), and (ii) 10,000,000 shares of preferred stock. All outstanding shares of our Class A Common Stock are fully paid and non-assessable.

Voting Rights

Each holder of our Class A Common Stock is entitled to one vote per share on all matters to be voted on by our stockholders. Our stockholders do not have cumulative voting rights with respect to the election of directors. If we issue preferred stock, holders of our preferred stock may also possess voting rights. Our Class B Common Stock has no voting rights.

Subject to the rights of the holders of any preferred stock then outstanding, removal of any of directors without cause requires the affirmative vote of the holders of record of outstanding shares representing at least 66 2/3% of the voting power of all the shares of our capital stock then entitled to vote generally in the election of directors, voting together as a single class.

Our Articles of Incorporation provide that our board of directors is authorized to make, amend, alter or repeal our Bylaws, subject to the power of the stockholders, as described below, to make, amend, alter or repeal our Bylaws. Notwithstanding the foregoing, the affirmative vote of at least 66 2/3% of the voting power of all the shares of our then outstanding voting stock, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provisions inconsistent with, Articles II (Meetings of Stockholders), III (Directors), VIII (Indemnification of Directors, Officers, Employees & Agents) or IX (Amendments) of our Bylaws.

Our Articles of Incorporation also require the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the shares of our then outstanding voting stock, voting together as a single class, to amend or repeal, or adopt any provisions inconsistent with, Articles VI (Action by Stockholders), VII (Number, Classification and Election of Directors; Vacancies), VIII (Removal of Directors), IX (Indemnification of Officers and Directors), XI (Control Share Acquisitions), XII (Business Combinations with Interested Stockholders), XIII (Amendment of Bylaws), or XIV (Amendment of Articles) of our Articles of Incorporation.

No Preemptive or Similar Rights

Our Class A Common Stock has no preemptive rights and is not entitled to the benefits of any redemption or sinking fund provision.

Dividend Rights

To the extent permitted under Kansas law and subject to the rights of holders of any outstanding shares of our preferred stock, holders of our Class A Common Stock are entitled to participate ratably on a per share basis with holders of our Class B Common Stock in the payment of dividends, when, as and if declared thereon by our board of directors. If we issue preferred stock, the holders of the preferred stock may have a priority over the holders of Class A Common Stock with respect to dividends.

Liquidation Rights

Subject to the provisions of any outstanding series of preferred stock and after payment of all of our debts and other liabilities, the holders of Class A Common Stock are entitled to participate ratably on a per share basis in all distributions to the holders of our Class A Common Stock and Class B Common Stock in any liquidation, dissolution or winding up of the Company.

Certain Provisions in Our Articles of Incorporation and Bylaws

Advance Notice for Stockholders Proposals and Director Nominations

Our Articles of Incorporation contain provisions requiring that advance notice be delivered to us of any business to be brought by a stockholder before an annual meeting of stockholders and provide for certain procedures to be followed by stockholders in nominating candidates for election as directors. Generally, the advance notice provisions require that stockholder proposals be provided to us no less than 120 days prior to the day corresponding to the date on which we released our proxy statement in connection with the previous year’s annual meeting in order to be properly brought before a stockholder meeting. The notice must set forth specific information regarding the stockholder submitting the proposal or nomination and the proposal or director nominee, as described in our Articles of Incorporation, and must otherwise comply with the terms of our Articles of Incorporation. These requirements are in addition to those set forth in the regulations adopted by the Securities and Exchange Commission under the Exchange Act.

Special Meetings of Stockholders

Our Articles of Incorporation provide that special meetings of stockholders may be called by our President, or by or at the direction of a majority of the board of directors, and shall be called by the Chairman of the board of directors, the President or the Secretary upon the written request of the holders of not less than twenty percent (20%) of all of the outstanding shares of our capital stock entitled to vote at such special meeting. The business transacted at a special meeting of stockholders shall be limited to that stated in the notice of such meeting or in a duly executed waiver thereof.

Potential Anti-Takeover Effect

Certain provisions of our Articles of Incorporation and Bylaws could make the acquisition of control of our Company and/or the removal of our existing management or directors more difficult, including those that:

•	empower our board of directors, without stockholder approval, to issue our preferred stock, the terms of which, including voting power, are set by our board of directors;

•	only permit stockholder action to be taken at an annual or special meeting of stockholders and not by written consent in lieu of such a meeting;

•	provide for a classified board of directors, so that only approximately one-third of or directors are elected each year;

•

require the affirmative vote of the holders of record of outstanding shares representing at least 66 2/3% of the voting power of all the shares of our capital stock then entitled to vote generally in the election of directors, voting together as a single class, to remove any of our directors;

•	prohibit us from engaging in certain business combinations with “interested stockholders” (generally defined as a holder of 15% or more of our outstanding voting stock);

•	require at least 120 days’ advance notice of nominations for the election of directors and the presentation of stockholder proposals at meetings of stockholders; and

•	require prior regulatory application and approval of any transaction involving acquiring control of our organization.

These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of the Company to first negotiate with our board of directors. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us and that these benefits outweigh the disadvantages of discouraging the proposals. Negotiating with the proponent could result in an improvement of the terms of the proposal.

Stock Exchange Listing

Our common stock is listed on the NYSE under the symbol “EQBK.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer and Trust Company at 1 State Street, 30th Floor, New York, NY 10004-1561.

SELLING STOCKHOLDER

Class A Common Stock

The Selling Stockholder (including its donees, pledgees, transferees or other successors-in-interest) identified below may offer to sell from time to time in the future up to an aggregate 1,729,783 shares of our Class A Common Stock, registered for resale by the Selling Stockholder, subject to any appropriate adjustment as a result of any stock dividend, stock split or distribution, or in connection with a combination of shares, and any security into which such shares of Class A Common Stock shall have been converted or exchanged in connection with a recapitalization, reorganization, reclassification, merger, consolidation, exchange, distribution or otherwise. The shares of Class A Common Stock consist of outstanding shares of our Class A Common Stock issued to the Selling Stockholder as partial merger consideration for our merger with NBC. We are registering the offering by the Selling Stockholder of the shares of Class A Common Stock described below pursuant to the provisions of the Registration Rights Agreement entered into in connection with such Merger.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws.

The following table sets forth information as of August 11, 2025 provided by the Selling Stockholder on or prior to such date regarding (i) the beneficial ownership of shares of our Class A Common Stock and (ii) the number of shares of our Class A Common Stock that may from time to time be offered or sold pursuant to this prospectus or any applicable prospectus supplement, amendment or free writing prospectus. The percentage of combined voting power prior to, and after, the offering is based on 19,218,036 shares of our Class A Common Stock issued and outstanding and 1,729,783 shares of Class A Common Stock held by the Selling Stockholder as of July 31, 2025. Information in the table below with respect to beneficial ownership has been furnished by the Selling Stockholder.

We have not sought to verify the information provided by the Selling Stockholder. The Selling Stockholder may hold or acquire at any time shares of Class A Common Stock in addition to those offered by this prospectus and may have acquired additional shares of Class A Common Stock since the date on which the information reflected herein was provided to us.

We will supplement or amend this prospectus as required to include any additional Selling Stockholder upon provision of all required information to us and subject to the terms of any relevant agreement between us and the Selling Stockholder.

The Selling Stockholder will determine when and how it sells the shares of Class A Common Stock offered in this prospectus, as described in the Plan of Distribution included in this prospectus. The Selling Stockholder is not obligated to sell any of the shares of our Class A Common Stock offered by this prospectus. The Selling Stockholder may sell, transfer or otherwise dispose of, at any time and from time to time, its shares of our Class A Common Stock pursuant to the Plan of Distribution included in this prospectus, including in registered offerings contemplated by the Registration Rights Agreement, or pursuant to an exemption, if available, from the registration requirements of the Securities Act, in each case after the date on which it provided the information set forth in the table below. See “Plan of Distribution” for additional information. For purposes of the following table, we have assumed that the Selling Stockholder will sell all of the shares of our Class A Common Stock beneficially owned by it that are covered by this prospectus.

	Securities Beneficially Owned Prior to the Offering			Securities Beneficially Owned After Completion of the Offering
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent Beneficially Owned(2)	Shares Being Registered for Resale	Number of Shares Beneficially Owned	Percent Beneficially Owned(2)
Fergeson Capital LLC(1)	1,729,783	9.0%	1,729,783	—	—

(1)

Fergeson Capital LLC is the record holder of 1,729,783 shares of Class A Common Stock. Clint Kendric Fergeson is the sole manager of and has voting power over the shares held by Fergeson Capital LLC. The business address of Fergeson Capital LLC is 123 W. Commerce Street, Altus, Oklahoma 73521.

(2)	Based on 19,218,036 shares of Class A Common Stock issued and outstanding as of July 31, 2025.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than the acquisition of Class A Common Stock from us and as otherwise described in this prospectus, the Selling Stockholder have not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.

Board Representation. Pursuant to the Reorganization Agreement, the size of the Board of Directors of the Company was increased by one director, and the Board of Directors of the Bank was increased by one director effective as of the Closing. Following the Closing, the Company and the Bank appointed C. Kendric Fergeson to the Board of Directors of the Company and the Board of Directors of the Bank. Mr. Fergeson is the sole manager of and has voting power over the shares held by Fergeson Capital LLC.

Registration Rights Agreement. In connection with the closing of the merger with NBC, on July 2, 2025, we entered into the Registration Rights Agreement with the former holders of NBC stock who assigned their rights under the Registration Rights Agreement and shares of Class A Common Stock to the Selling Stockholder with the Company’s consent. We are registering the offering by the Selling Stockholder of the shares of Class A Common Stock held by the Selling Stockholder pursuant to the provisions of the Registration Rights Agreement. Pursuant to the terms of the Registration Rights Agreement, we will bear all costs, fees and expenses incurred in effecting the registration of the Securities covered by this prospectus. These may include, without limitation, all registration and filing fees, printing fees and fees and expenses of our legal counsel and accountants in connection with the registration of the Securities covered by this prospectus.

PLAN OF DISTRIBUTION

We are registering the offer and sale from time to time by the Selling Stockholders (including its donees, pledgees, transferees or other successors-in-interest) of up to 1,729,783 shares of Class A Common Stock.

We will not receive any of the proceeds from the sale of Class A Common Stock by the Selling Stockholder. The aggregate proceeds to the Selling Stockholder will be the purchase price of the securities less any discounts and commissions borne by the Selling Stockholder.

Sales of the Class A Common Stock by the Selling Stockholder (including its donees, pledgees, transferees or other successors-in-interest) may from time to time be offered for sale either directly by such person, or through underwriters, dealers or agents or on any exchange on which the Class A Common Stock may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. The methods by which the Class A Common Stock may be sold by the Selling Stockholder include:

•	sales on NYSE or any national securities exchange or quotation service on which our Class A Common Stock may be listed or quoted at the time of sale;

•	privately negotiated transactions;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	to or through underwriters, brokers, dealers or agents;

•	exchange distributions and/or secondary distributions;

•	sales in the over-the-counter market;

•	“at the market” or through market makers or into an existing market for the securities;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

•

block trades (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the Class A Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account;

•	settlement of short sales entered into after the date of this prospectus (including short sales “against the box”);

•	through the writing or settlement of options or other hedging transactions, whether or not the options are listed on an options exchange;

•	through the distributions of the shares by any Selling Stockholder to its general or limited partners, members, managers, affiliates, employees, directors or stockholders;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholder may elect to make an in-kind distribution of its shares of Class A Common Stock to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. To the extent that such members, partners or stockholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradeable shares of our Class A Common Stock pursuant to the distribution through this registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

The Selling Stockholder may also sell shares of Class A Common Stock under Rule 144 or any other exemption from registration under the Securities Act, in each case if available, rather than under this prospectus.

The Selling Stockholder also may transfer its shares of Class A Common Stock in other circumstances, in which case the transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Such transactions may be effected by the Selling Stockholder at fixed prices, market prices prevailing at the time of sale, at varying prices determined at the time or sale or at negotiated prices. Underwriters or broker-dealers may receive compensation in the form of discounts or commissions from the Selling Stockholder and may receive commissions from the purchasers of the securities for whom they may act as agent. The Selling Stockholder may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the Class A Common Stock against certain liabilities, including liabilities arising under the Securities Act. We have agreed to register the Class A Common Stock for sale under the Securities Act and to indemnify the Selling Stockholder and each person who participates as an underwriter in the offering of the Class A Common Stock against certain civil liabilities, including certain liabilities under the Securities Act.

In connection with sales of Class A Common Stock under this prospectus, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, who may in turn engage in short sales of the Class A Common Stock in the course of hedging the positions they assume. The Selling Stockholder also may sell shares of Class A Common Stock short and deliver them to close their short positions, or loan or pledge the securities to broker-dealers that in turn may sell them. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder will act independently of us in making decisions with respect to the price, timing, manner and size of each sale of securities. Offers to purchase securities may be solicited directly by the Selling Stockholder and the sale thereof may be made by the Selling Stockholder directly to institutional investors or others. In such a case, no underwriters or agents would be involved. The Selling Stockholder may use electronic media, including the Internet, to sell offered securities directly. The Selling Stockholder may offer the securities covered by this prospectus into an existing trading market on the terms described herein or in any applicable prospectus supplement, amendment or free writing prospectus relating thereto. If the Selling Stockholder utilize a dealer in the sale of the securities in respect of which this prospectus is delivered, the Selling Stockholder may sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by the dealer at the time of resale.

The Selling Stockholder may from time to time pledge or grant a security interest in some or all of the shares of Class A Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of Class A Common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act amending the list of Selling Stockholder to include the pledgee, transferee or other successors in interest as Selling Stockholder under this prospectus.

If the Selling Stockholder use one or more underwriters in the sale, the underwriters will acquire the securities for their own account, and they may resell these securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered and sold to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Underwriters may resell the shares to or through dealers, and those dealers may receive compensation in the form of one or more discounts, concessions or commissions from the underwriters and commissions from purchasers for which they may act as agents. We have not, and to our knowledge, the Selling Stockholder has not, entered into any agreement or understanding, directly or indirectly, with any person to distribute the securities offered hereby.

We are required to pay all fees and expenses incident to the registration of our securities. We have also agreed to keep the registration statement of which this prospectus forms a part or, if not available, another registration statement, effective until all of the registrable securities have ceased to be registrable securities under the Registration Rights Agreement or the termination of the Registration Rights Agreement has occurred.

There can be no assurances that the Selling Stockholder will sell, nor is the Selling Stockholder required to sell, any or all of the shares of Class A Common Stock offered under this prospectus or any applicable prospectus supplement, amendment or free writing prospectus.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. If required, we may add transferees, successors and donees by prospectus supplement in instances where the transferee, successor or donee has acquired its shares from holders named in this prospectus after the effective date of this prospectus. Transferees, successors and donees of identified Selling Stockholder may not be able to use this prospectus for resales until they are named in the Selling Stockholder table by prospectus supplement or post-effective amendment. See “Selling Stockholder.”

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Wise & Reber, L.C. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

EXPERTS

Our consolidated financial statements as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024 have been audited by Crowe LLP, an independent registered public accounting firm, as stated in their report appearing in our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated in this prospectus by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of said firm given their authority as experts in accounting and auditing.

Equity Bancshares, Inc.

1,729,783 Shares

Class A Common Stock

Prospectus date August 11, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth certain fees and expenses payable by the registrant in connection with the filing of this registration statement on Form S-3 and the sale and distribution of the securities being registered hereby. All amounts shown are estimates except for the Securities and Exchange Commission (“SEC”) registration fee.

SEC Registration Fee		$9,769.57
Printing Expenses		*
Transfer and Disbursing Agent Fees		*
Legal Fees and Expenses		*
Accounting Fees and Expenses		*
Listing Fees		*
Miscellaneous Expenses		*
Total	$	*

*	Estimated expenses are not presently known.

Item 15.	Indemnification of Directors and Officers

Section 17-6305 of the Kansas General Corporation Code provides that a corporation has the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Similarly, a Kansas corporation may also indemnify any person described in the previous sentence who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that any person found liable to the corporation may be indemnified only if a court has determined such person is fairly and reasonably entitled to indemnity for such expenses. To the extent that a present or former director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any foregoing action, suit or proceeding, or in defense of any claim, issue or matter therein, Section 17-6305 of the Kansas General Corporation Code provides that such director, officer, employee or agent will be indemnified against expenses, including attorney fees, actually and reasonably incurred by such person in connection therewith.

Our Articles of Incorporation and Bylaws provide that we will indemnify each of our officers and directors to the fullest extent permitted by Kansas law and that any modification or repeal of our Articles of Incorporation or Bylaws will not adversely affect this indemnification right of our officers and directors with respect to any act or omission occurring prior to such modification or repeal. Our Bylaws further provide that any expenses (including attorneys’ fees) actually and reasonably incurred by our officers and directors in connection with their defense of any indemnifiable proceeding or the enforcement of their indemnification rights will be paid by us in advance of the disposition of such action upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it is ultimately determined that they were not entitled to be indemnified.

As permitted by Section 17-6002(b)(8) of the Kansas General Corporation Code, our Articles of Incorporation eliminate a director’s liability to the Bank and the Bank’s stockholders for monetary damages for breach of a fiduciary duty as a director, except for (a) any breach of the director’s duty of loyalty to the Bank or the Bank’s stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) certain transactions under Section 17-6424 of the Kansas General Corporation Code (relating to liability for unauthorized acquisitions or redemptions of, or payment of dividends on, capital stock), or (d) for any transaction from which the director derived an improper personal benefit.

Our Bylaws also provide that the indemnification rights set forth in the Bylaws are not exclusive of other indemnification rights to which an indemnified party may be entitled under any statute, provision in our Articles of Incorporation or Bylaws, agreement, vote of stockholders or disinterested directors, policy of insurance or otherwise. In this regard, we have entered, or will enter, into indemnification agreements with each of our current and future directors and officers that will provide these individuals with a contractual right to indemnification from the Bank to the fullest extent permitted under Kansas law against any liability that may arise by reason of their service to us, and to the advancement of expenses incurred as a result of any proceeding against them as to which they could be indemnified. Our Bylaws further authorize us to purchase and maintain insurance on behalf of our officers and directors and we have obtained insurance to cover such individuals for certain liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Bank under any of the foregoing provisions, in the opinion of the SEC, that indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In addition, our ability to provide indemnification to our directors and officers is limited by federal banking laws and regulations, including, but not limited to, 12 U.S.C. §1828(k).

Item 16. Exhibits

2.1	—	Agreement and Plan of Reorganization, dated April 2, 2025, by and among Equity Bancshares, Inc., Red River Merger Sub, Inc. and NBC Corp. of Oklahoma (incorporated by reference to Exhibit 2.1 to Equity Bancshares, Inc.’s Current Report on Form 8-K filed with the SEC on April 3, 2025).

3.1	—	Second Amended and Restated Articles of Incorporation of Equity Bancshares, Inc. (incorporated by reference to Exhibit 3.1 to Equity Bancshares, Inc.’s Current Report on Form 8-K filed with the SEC on May 3, 2016)

3.2	—	Amended and Restated Bylaws of Equity Bancshares, Inc. (incorporated by reference to Exhibit 3.2 to Equity Bancshares, Inc.’s Registration Statement on Form S-1 filed with the SEC on October 9, 2015, File No. 333-207351)

4.1	—	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Equity Bancshares, Inc.’s Amendment No. 1 to Registration Statement on Form S-1 filed with the SEC on October 27, 2015, File No. 333-207351)

4.2	—	Registration Rights Agreement, dated July 2, 2025, by and among Equity Bancshares, Inc., and each of the shareholders of NBC Corp. of Oklahoma (incorporated by reference to Exhibit 10.1 to Equity Bancshares, Inc.’s Current Report on Form 8-K filed with the SEC on July 8, 2025)

5.1*	—	Opinion of Wise & Reber, L.C. regarding the legality of the securities being registered

23.1*	—	Consent of Crowe LLP

23.2*	—	Consent of Wise & Reber, L.C. (included as part of Exhibit 5.1)

24.1*	—	Power of Attorney (included on original signature page to this Registration Statement)

107*	—	Filing Fee Table

*	Filed herewith.
(b)	Financial Statement Schedules:

Not Applicable.

Item 17.	Undertakings

(a)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, as amended (the “Securities Act”) and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(b)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (b)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)	That for purposes of determining any liability under the Securities Act:

(i)

The information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)

Each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Wichita, State of Kansas, on August 11, 2025.

EQUITY BANCSHARES, INC.

By:	/s/ Brad S. Elliott
Brad S. Elliott
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brad S. Elliott Brad S. Elliott	Chairman and Chief Executive Officer (Principal Executive Officer)	August 11, 2025

* Chris M. Navratil	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 11, 2025

* Leon H. Borck	Director	August 11, 2025

* Kevin E. Cook	Director	August 11, 2025

* Junetta M. Everett	Director	August 11, 2025

* Clint Kendric Fergeson	Director	August 11, 2025

* Gregory L. Gaeddert	Director	August 11, 2025

* Benjamen M. Hutton	Director	August 11, 2025

* R. Renee Koger	Director	August 11, 2025

* Gregory H. Kossover	Director	August 11, 2025

* James S. Loving	Director	August 11, 2025

* Jerry P. Maland	Director	August 11, 2025

* Shawn D. Penner	Director	August 11, 2025

*By:	/s/ Brad S. Elliott
Brad S. Elliott
Attorney-in-Fact
August 11, 2025